SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2002

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer Identification No.)

47421 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

On December 4, 2002, Lexar Media, Inc. agreed to sell 4.3 million shares of its common stock at a price to the public of $6.00 per share in a public offering to be underwritten by SG Cowen Securities Corporation and Halpern Capital, Inc. Lexar has also granted SG Cowen Securities Corporation, as representative of the several underwriters, a 30-day option to purchase an additional 645,000 shares of common stock solely for the purpose of covering over-allotments, if any. The offering is scheduled to settle on December 10, 2002.

The offered shares are registered under a “universal shelf” registration statement that was declared effective by the Securities and Exchange Commission on July 19, 2002. Under this registration statement, Lexar may offer and sell up to $50 million of its equity or debt securities from time to time. Lexar intends to file the prospectus and prospectus supplement being delivered in connection with this offering pursuant to Rule 424(b).

A copy of the prospectus and the prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020. A copy of the shelf registration statement, base prospectus and prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of Lexar, 47421 Bayside Parkway, Fremont, California 94538. The underwriting agreement between Lexar and SG Cowen Securities Corporation, as representative of the several underwriters, and an opinion of counsel related to the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

Exhibit No.	Description of Exhibit
1.01	Underwriting Agreement, dated December 4, 2002, between Lexar and SG Cowen Securities Corporation, as Representative of the several Underwriters.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date:	December 4, 2002	By:	/s/ MICHAEL J. PEREZ
Michael J. Perez Chief Financial Officer

EXHIBIT INDEX

1.01	Underwriting Agreement, dated December 4, 2002, between Lexar and SG Cowen Securities Corporation, as Representative of the several Underwriters.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.